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
EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS:

    (A) Computation of the weighted average number of shares of common stock outstanding for the periods indicated:



                                                                            WEIGHTED
                              SHARES OF     NUMBER OF DAYS   NUMBER OF      SHARES
                             COMMON STOCK    OUTSTANDING     SHARE DAYS   OUTSTANDING
                             ------------   --------------  ------------  -----------
Quarter Ended January 2, 1997
-----------------------------
October 1 - January 2          6,658,487          94         625,897,769
Treasury Stock Purchases      (   37,381)       Various     (  2,453,193)
Shares Issued                     15,344        Various          945,756
                               ---------                     -----------
                               6,636,450                     624,390,332   6,642,450
                               =========                     ===========   =========

Quarter Ended January 4, 1996
-----------------------------
October 1 - January 4          6,345,465          96         609,164,680
Shares Issued                     40,445        Various        2,151,590
                               ---------                     -----------
                               6,385,910                     611,316,270   6,367,878
                               =========                     ===========   =========



    (B)  Computation of Earnings Per Share:

         Computation of earnings per share is net earnings divided by the weighted average number of shares of common stock outstanding for the periods indicated:


                                                QUARTER ENDED
                                           January 2,   January 4,
                                              1997         1996
                                           ----------   ----------
Net Earnings                               $   49,655   $1,398,228

Weighted average number of shares of
 common stock outstanding                   6,642,450    6,367,878

Earnings Per Share                         $     0.01   $     0.22
                                           ==========   ==========





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